            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. The taxpayer identification number for an individual is the individual's Social Security number. Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. The taxpayer identification number for an entity is the entity's Employer Identification number. Employer Identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------
                                                GIVE THE NAME AND SOCIAL
FOR THIS TYPE OF ACCOUNT:                       SECURITY NUMBER OF--

-------------------------------------------------------

-------------------------------------------------------
                                                GIVE THE NAME AND
                                                EMPLOYER IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                       NUMBER OF--
-------------------------------------------------------

       1.  Individual                           The individual

       2.  Two or more individuals (joint       The actual owner of the
           account)                             account or, if combined
                                                funds, the first
                                                individual on the
                                                account(1)

       3.  Husband and wife (joint account)     The actual owner of the
                                                account or, if joint
                                                funds, either person(1)

       4.  Custodian account of a minor         The minor(2)
           (Uniform Gift to Minors Act)

       5.  Adult and minor (joint account)      The adult or, if the
                                                minor is the only
                                                contributor, the
                                                minor(1)

       6.  Account in the name guardian or      The ward, minor or
           committee for a designated ward,     incompetent person(3)
           minor or incompetent person

       7.  a.         The usual revocable       The grantor-trustee(1)
                      savings trust (grantor
                      is also trustee)

           b.         So-called trust account   The actual owner(1)
                      that is not a legal or
                      valid trust under state
                      law

       8.  Sole proprietorship                  The owner(4)

       9.  A valid trust, estate or pension     The legal entity (Do not
           trust                                furnish the identifying
                                                number of the personal
                                                representative or
                                                trustee unless the legal
                                                entity itself is not
                                                designated in the
                                                account title.)(5)

      10.  Corporate                            The corporation

      11.  Association, club, religious,        The organization
           charitable, educational or other
           tax-exempt organization

      12.  Partnership                          The partnership

      13.  A broker or registered nominee       The broker or nominee

      14.  Account with the Department of       The public entity
           Agriculture in the name of a public
           entity (such as a state or local
           government, school district or
           prison) that receives agriculture
           program payments

-------------------------------------------------------

-------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE.

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends and payments by certain fishing boat operators.

  (1) A corporation.

  (2) An organization exempt from tax under section 501(a), or an individual retirement plan ("IRA"), or a custodial account under 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

  (3) The United States or any of its agencies or instrumentalities.

  (4) A State, the District of Columbia, a possession of the United States or any of their political subdivisions or instrumentalities.

  (5) A foreign government or any of its political subdivisions, agencies or instrumentalities.

  (6) An international organization or any of its agencies or instrumentalities.

  (7) A foreign central bank of issue.

  (8) A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

  (9) A futures commission merchant registered with the Commodity Futures Trading Commission.

  (10) A real estate investment trust.

  (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

  (12) A common trust fund operated by a bank under section 584(a).

  (13) A financial institution.

  (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

  (15) A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:

-   Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.

-   Payments of patronage dividends not paid in money.

-   Payments made by certain foreign organizations.

-   Payments made to a nominee.

Payments of interest generally not subject to backup withholding include the following:

-   Payments of interest on obligations issued by individuals.

    Note: YOU MAY BE SUBJECT TO BACKUP WITHHOLDING IF THIS INTEREST IS $600 OR MORE AND IS PAID IN THE COURSE OF THE PAYER'S TRADE OR BUSINESS AND YOU HAVE NOT PROVIDED YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER TO THE PAYER.

- Payments of tax-exempt interest (including exempt interest dividends under section 852).

-   Payments described in section 6049(b)(5) to nonresident aliens.

-   Payments on tax-free covenant bonds under section 1451.

-   Payments made by certain foreign organizations.

-   Mortgage interest paid by you.

Payments that are not subject to information reporting are also not subject to backup withholding. For details see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations under such sections.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE

Section 6109 requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are qualified to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE